      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 2001
                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         TUMBLEWEED COMMUNICATIONS CORP.
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                    94-3336053
   (State or Other Jurisdiction of                   (I.R.S. Employer
    Incorporation or Organization)                  Identification No.)

                                700 SAGINAW DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
                                 (650) 216-2000
              (Address, Including Zip Code, and Telephone Number,
              Including Area Code, of Principal Executive Offices)

                          2000 NSO INCENTIVE STOCK PLAN
                            (Full Title of the Plan)

                               BERNARD J. CASSIDY
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         TUMBLEWEED COMMUNICATIONS CORP.
                                700 SAGINAW DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
                     (Name and Address of Agent for Service)

                                 (650) 216-2000
          (Telephone Number, including Area Code, of Agent for Service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                     PROPOSED MAXIMUM       PROPOSED MAXIMUM
                                                AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING         AMOUNT OF
   TITLE OF SECURITIES TO BE REGISTERED         REGISTERED(1)            PER SHARE                PRICE           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------

    2000 NSO Incentive Stock Plan                3,381,500                $3.46(2)             $11,699,990            $2,925.00
====================================================================================================================================

1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of common stock of Tumbleweed Communications Corp. as reported on the Nasdaq National Market on May 14, 2001.

                                   ----------

    This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

    Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of Registrant's Registration Statement on Form S-8 (File No. 333-43194), filed August 7, 2000.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

    Skadden, Arps, Slate, Meagher & Flom LLP will issue an opinion regarding the validity of the shares of the Company's Common Stock offered hereby. Gregory C. Smith, a partner at Skadden, Arps and the brother of Jeffrey C. Smith, Chief Executive Officer of the Company and Chairman of its board of directors, beneficially owns 39,546 shares.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS FORM S-8 REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF REDWOOD CITY, STATE OF CALIFORNIA, ON THIS 16TH DAY OF MAY, 2001.

                                           TUMBLEWEED COMMUNICATIONS CORP.


                                           By: /s/ JEFFREY  C. SMITH
                                               ---------------------------------
                                               Jeffrey C. Smith
                                               CHAIRMAN OF THE BOARD AND
                                               CHIEF EXECUTIVE OFFICER
                                               (PRINCIPAL EXECUTIVE OFFICER)


    Each person whose signature appears below hereby constitutes and appoints Bernard J. Cassidy and James A. Heisch, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

    SIGNATURE                                     TITLE                                    DATE
    ---------                                     -----                                    ----

    /s/ JEFFREY C. SMITH          Chairman of the Board, President and Chief           May 16, 2001
    -------------------------     Executive Officer (Principal Executive Officer)
        Jeffrey C. Smith

    /s/ JAMES A. HEISCH           Vice President-Finance and Chief Financial           May 16, 2001
    -------------------------     Officer (Principal Financial Officer and
        James A. Heisch           Principal Accounting Officer)

    /s/ ERIC J. HAUTEMONT         Director                                             May 16, 2001
    ------------------------
        Eric J. Hautemont

    /s/ KENNETH R. KLEIN          Director                                             May 16, 2001
    ------------------------
        Kenneth R. Klein



    /s/ DAVID F. MARQUARDT        Director                                             May 16, 2001
    ------------------------
        David F. Marquardt

    /s/ STANDISH H. O'GRADY       Director                                             May 16, 2001
    ------------------------
        Standish H. O'Grady

    /s/ DEBORAH D. RIEMAN         Director                                             May 16, 2001
    ------------------------
        Deborah D. Rieman

    /s/ DOUGLAS A. SABELLA        Director                                             May 16, 2001
    ------------------------
        Douglas A. Sabella

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ----------------------

    5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered.

    23.1       Consent of KPMG LLP

    23.2       Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
               Exhibit 5.1)

    24.1       Power of Attorney (included on signature page)